UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement
Item 7.01.      Regulation FD Disclosure

Intersections and American Express Travel Related Services (“Amex”) have entered into a Services Transition Agreement to amend and clarify certain provisions of their existing Consumer Credit Information Services Agreement, as amended, which expires on December 31, 2005. Under the Services Transition Services Agreement: Intersections continues to service and be compensated for certain subscribers through May 31, 2006; retains the perpetual right to service a smaller percentage of other subscribers without paying any commission to Amex, and may market Intersections’ other products and services to those subscribers; receives one million dollars ($1,000,000) as reimbursement for certain expenses; and will be introduced to other units of Amex as a potential service provider.

Pursuant to the Services Transition Agreement, Intersections will continue to provide its current consumer services through May 31, 2006 to subscribers who pay for the service through their Amex credit cards. Intersections will be compensated for those services through April 30, 2006 based on the existing commission structure in effect under the Consumer Credit Information Services Agreement, and from May 1, 2006 to May 31, 2006 based on a service fee per subscriber. Intersections will not service those subscribers after May 31, 2006.

The Services Transition Agreement also provides that Intersections will maintain the perpetual and unrestricted right to provide its services to all subscribers who are currently paying for the consumer services through payment vehicles other than Amex credit cards, and to all subscribers who are receiving Intersections’ combined personal and business credit information services regardless of how those subscribers are billed. Intersections will not pay any commission on those subscribers after January 1, 2006. Intersections will have the right to offer Intersections’ other products and services to those subscribers, and the Services Transition Agreement prohibits either party from knowingly soliciting subscribers retained by the other party under the agreement.

As of November 30, 2005, the subscribers that Intersections will retain under the Services Transition Agreement after May 31, 2006 represent fewer than five percent of the subscribers obtained through the Amex relationship. As of that date, the total subscribers obtained through the Amex relationship represented fewer than ten percent of Intersections’ total subscribers.

Amex also has agreed to reimburse Intersections in the amount of one million dollars ($1,000,000) for certain marketing expenses incurred in 2005 and transition services expenses, and to introduce Intersections as a service provider to other units of Amex.

This summary of the Services Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Services Transition Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Statements in this Form 8-K relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 10.1	Description Services Transition Agreement dated as of December 21, 2005 between Intersections Inc. and American Express Travel Related Services

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2005

INTERSECTIONS INC. By: /s/ Debra R. Hoopes Debra R. Hoopes Chief Financial Officer